EXHIBIT 10.5
AMENDMENT AGREEMENT
     This Amendment Agreement (this “Amendment”) is made as of this 27th day of February 2008 among NRG Common Stock Finance I LLC, a Delaware limited liability company (“Issuer”), Credit Suisse International (together with its successor and assigns, “Purchaser”) and Credit Suisse Securities (USA) LLC (“Agent”), solely in its capacity as agent for Purchaser and Issuer (Issuer, Purchaser and Agent, collectively, the “Parties”).
W I T N E S S E T H
     WHEREAS, the Parties have heretofore entered into a Note Purchase Agreement dated as of August 4, 2006 (the “Note Purchase Agreement”) pursuant to which Issuer issued to Purchaser Note No. 1 thereunder (the “Note”) on August 4, 2006;
     WHEREAS, the Parties have heretofore entered into an Agreement with respect to the Note Purchase Agreement dated as of September 8, 2006 (and, for the avoidance of doubt, references to the Note Purchase Agreement herein shall mean the Note Purchase Agreement as modified or amended by such Agreement with respect to the Note Purchase Agreement);
     WHEREAS, the Parties hereto desire to amend the Note Purchase Agreement as set forth herein;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
     Section 1 . Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein and not otherwise defined herein has the meaning assigned to such term in the Note Purchase Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Note Purchase Agreement” or “this Agreement” and each other similar reference contained in the Note Purchase Agreement shall, after this Amendment becomes effective, refer to the Note Purchase Agreement as amended hereby.
     Section 2 . Amendment Hedging Period. The Company may provide notice to the Purchaser (the “Amendment Hedging Start Notice”) on any Business Day prior to March 31, 2008 specifying a Designated Effective Date, which shall be a Trading Day no earlier than one Trading Day following the Business Day on which the Company delivers such Amendment Hedging Start Notice to Purchaser. During the Amendment Hedging Period, Purchaser or its affiliate will establish Purchaser’s initial hedge of the additional exposure to the NRG Common Stock resulting from this Amendment by selling shares of NRG Common Stock pursuant to Underwriting Agreement No. 2. Promptly following the last Trading Day of the Amendment Hedging Period (the “Hedge Execution Notification Date”), the Calculation Agent shall notify the parties in writing of the Hedge Execution Price and the number of Additional Shares.
     Section 3 . Amendments. The Note Purchase Agreement and the Note are hereby amended as follows, with such amendments taking effect as of the Effective Date. If the Effective Date does not occur, then the amendments set forth in this Section 3 shall not become effective.
     (a) Section 1(a) of the Note Purchase Agreement is amended by:
     (i) Adding a definition of “Additional Share Ownership Date”, which means the date that is one Business Day following the Hedge Execution Notification Date.
     (ii) Adding a definition of “Additional Shares”, which means the number of shares of NRG Common Stock determined by the Calculation Agent by reference to Annex A hereto using the Hedge Execution Price. If the precise Hedge Execution Price does not appear on Annex A, the number of Additional Shares will be determined by linear interpolation between the amounts set forth on Annex A for the two prices set forth on Annex A nearest the Hedge Execution Price.
     (iii) Adding a definition of “Amendment Double Print Period”, which means the period beginning on and including the first Exchange Business Day of the Amendment Hedging Period and ending on and including the later of (x) the last day of the Amendment Hedging Period and (y) the Exchange Business Day on which Purchaser or its affiliate has completed registered sales of a number of shares of NRG Common Stock, in the manner contemplated by Underwriting Agreement No. 2, equal to the number of Additional Shares.
     (iv) Adding a definition of “Amendment Fee Agreement”, which means the letter agreement dated the date hereof among the Company, Purchaser, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.
     (v) Adding a definition of “Amendment Hedging Period”, which means the period beginning on the Effective Date and ending on the date on which Purchaser or its affiliate completes Purchaser’s initial hedge of the additional exposure to the NRG Common Stock resulting from this Amendment as described in Section 2 of this Amendment; provided that if on the Trading Day immediately prior to the Effective Date the VWAP Price is greater than $46.20, there shall be no Amendment Hedging Period.

     (vi) Adding a definition of “Amendment Hedging Start Notice”, which has the meaning set forth in Section 2 hereof.
     (vii) Adding a definition of “Amendment Structuring Fee”, which means the fee payable by the Company as set forth in the Amendment Fee Agreement.
     (viii) Amending the definitions of “Blackout” and “Suspension Day” by adding at the end thereof “or Underwriting Agreement No. 2, as the context requires”.
     (ix) Amending the definition of “Cash Condition” to read in its entirety as follows:
     “Cash Condition” means contribution by the Company to Issuer of Cash, and delivery by Issuer of such Cash to the Collateral Account, such that as of 8:00 AM, New York City time, on the Initial Valuation Date the Collateral includes Cash in an amount equal to the sum of (i) the expected aggregate Principal Amount as of the Final Settlement Date, as reasonably determined by the Calculation Agent, of all Components of all Notes issued hereunder and (ii) the expected aggregate Preferred Base Liquidation Preference as of the Final Settlement Date, as reasonably determined by the Calculation Agent, of all Components (as defined in the Exchangeable Preferred Interests issued by Issuer) of all Exchangeable Preferred Interests issued by Issuer.
     (x) Adding a definition of “Certificate of Amendment to Certificate of Designations”, which means the amended Certificate of Designations filed with the Delaware Secretary of State on the date hereof specifying the terms of the Exchangeable Preferred Interests issued by Issuer.
     (xi) Adding a definition of “Collateral Requirement”, which means the aggregate Number of Underlying Shares for all Notes issued hereunder and the Additional Shares.
     (xii) Adding a definition of “Current Number of Shares”, which means 11,646,470.
     (xiii) Adding a definition of “Designated Effective Date”, which means the date specified as such by the Company in the Amendment Hedging Start Notice as provided in Section 2 hereof.
     (xiv) Adding a definition of “Effective Date”, which means, (i) if on the Trading Day immediately prior to the Designated Effective Date the VWAP Price is greater than $46.20, then the first Business Day on or after the Designated Effective Date on which the conditions set forth in paragraphs (a) through (f) of Section 6 hereof are satisfied; otherwise (ii) the first Trading Day on or after the Designated Effective Date on which all of the conditions set forth in Section 6 hereof are satisfied; provided that if the Effective Date does not occur on or prior to March 31, 2008, then the Effective Date shall not occur.
(xv) Adding a definition of “Hedge Execution Notification Date”, which has the meaning set forth in Section 2 hereof.

(xvi) Adding a definition of “Hedge Execution Price”, which means the volume weighted average price per share at which Purchaser or its affiliate establishes Purchaser’s initial hedge of the additional exposure to the NRG Common Stock resulting from this Amendment as described in Section 2 of this Amendment.

(xvii) Adding a definition of “Initial Net Settlement Valuation Date”, which means November 14, 2008; provided that if such date is not an Exchange Business Day, the Initial Net Settlement Valuation Date shall be the immediately following Exchange Business Day.

(xviii) Amending the definition of “Initial Principal Amount” by replacing the word “thirtieth” in the last line thereof with the words “twenty fifth”.

(xix) Amending the definition of “Initial Valuation Date” by replacing the phrase “the date that follows the Exchange Business Day corresponding to the final Funding Date by two years” in the first and second lines thereof with “May 13, 2010”.

(xx) Amending the definition of “Issuer Preferred Interest Purchase Agreement” by adding the phrase “, as amended from time to time” after the word “agent” in the last line thereof.

(xxi) Amending the definition of “Net Settlement Amount” by adding the words “Net Settlement” before the word “Valuation” in the third line thereof.

(xxii) Adding a definition of “Net Settlement Date”, which means, for any Component of any Note, the Exchange Business Day immediately following the Net Settlement Valuation Date for such Component.

(xxiii) Adding a definition of “Net Settlement Valuation Date”, which means, for the first Component of each Note, the Initial Net Settlement Valuation Date, and, for each subsequent Component of such Note, the Exchange Business Day immediately following the Net Settlement Valuation Date for the previous Component, provided that if any such Exchange Business Day is a Disrupted Day, then such Exchange Business Day shall not be a Net Settlement Valuation Date, and such Net Settlement Valuation Date shall be the first succeeding Exchange Business Day that is not a Disrupted Day and on which another Net Settlement Valuation Date does not or is not deemed to occur. If such first succeeding Exchange Business Day has not occurred as of the eighth Exchange Business Day immediately following the day that, but for the occurrence of another Net Settlement Valuation Date or Disrupted Day, would have been the final Net Settlement Valuation Date, then (1) that eighth Exchange Business Day shall be deemed the Net Settlement Valuation Date for all Components for which the Net Settlement Valuation Date has not yet occurred, and (2) the VWAP Price on that Net Settlement Valuation Date shall be deemed to be the prevailing market value of the NRG Common Stock as reasonably determined by the Calculation Agent.
(xxiv) Adding a definition of “Preferred Interest Amendment Agreement”, which means the Preferred Interest Amendment Agreement dated as of the date hereof among Issuer, Purchaser and Agent.

(xxv) Adding a definition of “Transaction Amendment Documents”, which means, (i) this Amendment, (ii) the Preferred Interest Amendment Agreement, (iii) the Certificate of Amendment to Certificate of Designations, (iv) Underwriting Agreement No. 2 and (v) the Amendment Fee Agreement.

(xxvi) Amending the definition of “Transaction Documents” by adding the phrase, “as each document or agreement in subclauses (i) through (xiv) may be amended from time to time” in the last line after the word “Agreement”.

(xxvii) Adding a definition of “Underwriting Agreement No. 2”, which means the Underwriting Agreement dated as of the date hereof among Issuer, Purchaser, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.
     (b) Section 2(b) of the Note Purchase Agreement is amended by replacing the number “30” in the first line with the number “25”.
     (c) Section 4(b) of the Note Purchase Agreement is amended by (i) replacing the words “Initial Valuation Date” in the fifth line thereof with the words “Initial Net Settlement Valuation Date”, (ii) replacing the words “Maturity Date” in the fifth line thereof with the words “Net Settlement Date” and (iii) deleting the parenthetical in the sixth and seventh lines thereof.
     (d) Section 4(c) of the Note Purchase Agreement is amended by replacing the words “Initial Valuation Date” in the second line thereof with the words “Initial Net Settlement Valuation Date”.

     (e) Section 8 of the Note Purchase Agreement is amended by:
     (i) amending clause (p) by replacing the words of such clause after the word “Note” in the first line thereof with the phrase, “(i) under Section 4(a) hereof on or after the Initial Valuation Date using Cash not held in the Collateral Account as of 8:00 AM, New York City time, on the Initial Valuation Date, or (ii) under Section 4(b) hereof on or after the Initial Net Settlement Valuation Date using Cash not held in the Collateral Account as of 8:00 AM, New York City time, on the Initial Net Settlement Valuation Date”.
     (ii) adding a new clause (q) that reads in its entirety as follows:
     (q) in connection with the delivery of any shares of NRG Common Stock in satisfaction of Issuer’s obligations pursuant to Section 4(b) of the Note Purchase Agreement, (1) Issuer will convey, and, on any date that Issuer delivers such shares of NRG Common Stock, represents that it has conveyed, good title to the shares of NRG Common Stock it is required to deliver, free from (i) any lien, charge, claim or other encumbrance (other than a lien routinely imposed on all securities by the relevant clearance system) and any other restrictions whatsoever, including any restrictions under applicable securities laws, without any obligation on the part of the Noteholder in connection with such Noteholder’s subsequent sale of such shares to deliver an offering document, or comply with any volume or manner of sale restrictions, (ii) any and all restrictions that any sale, assignment or other transfer of such shares be consented to or approved by any person or entity, including without limitation, the Company or any other obligor thereon, (iii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such shares, (iv) any requirement of the delivery of any certificate, approval, consent, agreement, opinion of counsel, notice or any other document of any person or entity to the Company of, any other obligor on or any registrar or transfer agent for, such shares, prior to the sale, pledge, assignment or other transfer of such shares, and (v) any registration or qualification requirement or prospectus delivery requirement for such shares pursuant to applicable securities laws and (2) accordingly, Issuer agrees that any certificates representing such shares shall not bear any restrictive legends.
     (f) Section 14(a) of the Note Purchase Agreement is amended by adding the words “and the Collateral Requirement” after the word “Shares” in the ninth line thereof.
     (g) Section 17 of the Note Purchase Agreement is amended by adding the phrase “or pursuant to Underwriting Agreement No. 2 during the Amendment Double Print Period” after the words “Double Print Period” at the end of the second line thereof.

     (h) Section 21(a) of the Note Purchase Agreement is amended by replacing the phrase “at least equal to the aggregate Number of Underlying Shares for all notes issued hereunder” that begins on the sixth line thereof with the phrase “and/or Cash at least equal to the Collateral Requirement”.
     (i) Section 26 of the Note Purchase Agreement is amended by adding the phrase “, Net Settlement Date” after the words “Maturity Date” in the second line thereof.
     (j) Each reference to a “Transaction Document” or “Transaction Documents” in (i) the definitions of “Hedging Disruption,” “Increased Cost of Hedging” and “Permitted Liabilities” in Section 1(a) and (ii) Sections 6(s), 8(g), 8(o)(iv), 8(o)(xii), 8(o)(xiii), 9(c), 11(a), 11(c)-(e), 11(g), 11(h), 12(c), 17, 18, 21, 37 and 42(d) of the Note Purchase Agreement shall be deemed to be references to a Transaction Document or Transaction Amendment Document.
     Section 4 . Delivery of Collateral. On the first day that Issuer owns the Additional Shares, Issuer shall deliver to Purchaser in pledge hereunder and under the Note Purchase Agreement the Additional Shares. Such delivery to Purchaser shall be effected in accordance with the second paragraph of Section 19 of the Note Purchase Agreement. For the avoidance of doubt, the Additional Shares shall be Collateral under the Note Purchase Agreement.
     Section 5 . Representations, Warranties and Agreements.
     (a) Issuer and Purchaser each represent and warrant to the other that its representations and warranties contained in Sections 6 and 7, respectively, of the Note Purchase Agreement are true and correct on the date hereof as if made on the date hereof, except that for purposes of this Section 5(a), the reference in Section 6(ee) of the Note Purchase Agreement to the “Registration Statement or Prospectus” shall be to the Registration Statement or Prospectus as each such term is defined in Underwriting Agreement No. 2.
     (b) Issuer represents and warrants to and for the benefit of, and agrees with, Purchaser as follows:
     (i) it has the power to execute this Amendment and any other Transaction Amendment Document, to deliver this Amendment and each other Transaction Amendment Document and to perform its obligations under this Amendment and any other Transaction Amendment Document and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to the execution and delivery of and the performance of its obligations under this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
     (iv) its obligations under this Amendment and each other Transaction Amendment Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
     (v) no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would reasonably be expected to occur as a result of its entering into or performing its obligations under this Amendment or any other Transaction Amendment Document;
     (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Amendment or any other Transaction Amendment Document to which it is a party or its ability to perform its obligations under this Amendment or any other Transaction Amendment Document;
     (vii) it is acting for its own account, and has made its own independent decision to enter into this Amendment and each other Transaction Amendment Document to which it is a party and as to whether this Amendment and such other Transaction Amendment Documents are appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary; Issuer acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any Affiliate of Purchaser with respect to the legal, accounting, tax or other implications of this Amendment or any other Transaction Amendment Document and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof and thereof (it being understood that information and explanations related to the terms and conditions of this Amendment or any other Transaction Amendment Document shall not be considered investment advice or a recommendation to enter into this Amendment or any such Transaction Amendment Document); it further acknowledges and confirms that it has taken independent tax advice with respect to this Amendment and each other Transaction Amendment Document;
     (viii) it is entering into this Amendment and the other Transaction Amendment Documents to which it is a party with a full understanding of all of the terms and risks hereof and thereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks; it is also capable of assuming (financially and otherwise), and assumes, those risks;
     (ix) it acknowledges that neither Purchaser nor any Affiliate of Purchaser is acting as a fiduciary for or an advisor to Issuer in respect of this Amendment or any other Transaction Amendment Document;
     (x) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and
     (xi) each of it and the Company are, and shall be as of the date of any payment or delivery by it hereunder, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.
     (c) Purchaser represents and warrants to and for the benefit of, and agrees with, Issuer as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.
     Section 6 . Conditions to Occurrence of Effective Date. The following conditions shall apply as provided in the definition of Effective Date:
     (a) each Transaction Amendment Document shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and each of the Company and Issuer shall have complied with all agreements and all conditions to be performed or satisfied by it under each Transaction Amendment Document to which it is a party;
     (b) each of the representations and warranties of Issuer contained in this Amendment and each Transaction Amendment Document to which it is a party shall be true and correct;
     (c) the Company shall have paid the Amendment Structuring Fee as provided in the Amendment Fee Agreement;
     (d) Purchaser shall have received an opinion (in form and substance satisfactory to Purchaser and its counsel), dated as of the Effective Date, of Kirkland & Ellis LLP, counsel for Issuer, substantially in the form attached hereto as Exhibit A;
     (e) Purchaser shall have received “non-consolidation” and “true contribution” opinions, in form and substance reasonably satisfactory to Purchaser and its counsel, dated as of the Effective Date, of Kirkland & Ellis LLP, counsel for Issuer;
     (f) no Default under the Agreement shall have occurred and be continuing; and
     (g) each of the conditions set forth in Section 5 of Underwriting Agreement No. 2 shall have been satisfied.
     Section 7 . Additional Event of Default. It shall constitute an Event of Default under the Note Purchase Agreement and under each Note if, as of the third calendar day following the Additional Share Ownership Date, Issuer does not own a number of shares of NRG Common Stock equal to or greater than the sum of (i) the Current Number of Shares plus (ii) the Additional Shares.
     Section 8 . Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     Section 9 . Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
     Section 10 . Note Purchase Agreement. Except as otherwise specified in this Amendment, the Note Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ISSUER:

NRG COMMON STOCK FINANCE I LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	Executive Vice President and Chief Financial Officer

PURCHASER:

CREDIT SUISSE INTERNATIONAL

By:	/s/ Timothy Bock
Name:	Timothy Bock
Title:	Managing Director

By:	/s/ Tobias Schraven
Name:	Tobias Schraven
Title:	Director

AGENT:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ray Henger
Name:	Ray Henger
Title:	Managing Director